UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2007, Integral Systems, Inc. (the “Company”) entered into an Amended and Restated Revolving Line of Credit Loan and Security Agreement (the “Credit Agreement”) dated as of April 30, 2007, by and among the Company, the Company’s subsidiaries SAT Corporation, Newpoint Technologies, Inc., Real Time Logic, Inc., and Lumistar, Inc., and Bank of America, N.A. (the “Lender”). Under the Credit Agreement, the Company can borrow up to $10.0 million for working capital, the issuance of letters of credit, to finance the performance of contracts, and for general corporate purposes. The Company currently has no amounts outstanding under the Credit Agreement.

Under the Credit Agreement, loans will bear interest at a fluctuating LIBOR-based rate.

The Maturity Date for the Credit Agreement is February 28, 2010.

The Credit Agreement requires the Company to comply with specified financial covenants, including the maintenance of a certain maximum funded debt to EBITDA ratio and a certain minimum fixed charge coverage ratio. The Credit Agreement also contains various covenants, including affirmative covenants that require, among other things, certain financial reporting by the Company, and negative covenants that, among other things, may limit the Company’s ability to incur additional indebtedness, incur liens, reorganize, consolidate or merge with any other corporation, make acquisitions or stock repurchases, and undertake certain additional actions. The Credit Agreement also contains certain provisions concerning events of default. Upon the occurrence of any such event of default, the Lender is permitted, among other things, to accelerate the maturity of any loans under the Credit Agreement.

The Credit Agreement is secured by certain assets of the Company, including the Company’s accounts, payments due or to become due under the Company’s government contracts, deposit accounts, chattel paper, inventory, equipment, and general intangibles.

A copy of the Credit Agreement and the Promissory Note under the Credit Agreement are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the preceding description of the Credit Agreement and the Promissory Note under the Credit Agreement is qualified in its entirety by reference to the complete documents filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of April 30, 2007, by and among Integral Systems, Inc. (the “Company”), the Company’s subsidiaries SAT Corporation, Newpoint Technologies, Inc., Real Time Logic, Inc., and Lumistar, Inc., and Bank of America, N.A.

10.2	Revolving Promissory Note dated as of April 30, 2007, made by the Company and the Company’s subsidiaries SAT Corporation, Newpoint Technologies, Inc., Real Time Logic, Inc., and Lumistar, Inc., in favor of Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Peter J. Gaffney
Peter J. Gaffney
Chief Executive Officer

Date: May 4, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Revolving Line of Credit Loan and Security Agreement dated as of April 30, 2007, by and among Integral Systems, Inc. (the “Company”), the Company’s subsidiaries SAT Corporation, Newpoint Technologies, Inc., Real Time Logic, Inc., and Lumistar, Inc., and Bank of America, N.A.

10.2	Revolving Promissory Note dated as of April 30, 2007, made by the Company and the Company’s subsidiaries SAT Corporation, Newpoint Technologies, Inc., Real Time Logic, Inc., and Lumistar, Inc., in favor of Bank of America, N.A.